                                                                   EXHIBIT 10.26


                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

                         TEACHER ACQUISITION CORPORATION

                                       AND

                       THEATRIX INTERACTIVE, INCORPORATED

                            DATED AS OF JUNE 4, 1997

                                INDEX OF EXHIBITS


EXHIBIT       DESCRIPTION
Exhibit A     Form of Kingdon Capital Warrant

Exhibit B     Form of Certificate of Merger

Exhibit C     Form of Extension to Employment Agreement with Joyce Hakansson

Exhibit D     Company Products

                                         TABLE OF CONTENTS                                    PAGE
                                                                                              ----
ARTICLE I

        THE MERGER...............................................................................2
        1.1    The Merger........................................................................2
        1.2    Effective Time....................................................................2
        1.3    Effect of the Merger..............................................................2
        1.4    Certificate of Incorporation; Bylaws..............................................2
        1.5    Directors and Officers............................................................2
        1.6    Effect on Capital Stock...........................................................3
        1.7    Contingent Payment of Shares......................................................6
        1.8    Dissenting Shares................................................................10
        1.9    Surrender of Certificates........................................................10
        1.10   No Further Ownership Rights in Company Capital Stock.............................12
        1.11   Lost, Stolen or Destroyed Certificates...........................................12
        1.12   Tax Consequences.................................................................12
        1.13   Taking of Necessary Action; Further Action.......................................12

ARTICLE II

        REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................13
        2.1    Organization, Standing and Power.................................................13
        2.2    Company Capital Structure........................................................13
        2.3    Subsidiaries.....................................................................14
        2.4    Authority........................................................................14
        2.5    Company Financial Statements.....................................................15
        2.6    No Undisclosed Liabilities.......................................................15
        2.7    No Changes.......................................................................15
        2.8    Tax and Other Returns and Reports................................................17
        2.9    Restrictions on Business Activities..............................................19
        2.10   Title to Properties; Absence of Liens and Encumbrances...........................19
        2.11   Intellectual Property............................................................20
        2.12   Agreements, Contracts and Commitments............................................21
        2.13   Interested Party Transactions....................................................22
        2.14   Compliance with Laws.............................................................22
        2.15   Litigation.......................................................................23
        2.16   Insurance........................................................................23
        2.17   Minute Books.....................................................................23
        2.18   Environmental Matters............................................................23
        2.19   Brokers' and Finders' Fees; Third Party Expenses.................................23
        2.20   Employee Matters and Benefit Plans...............................................24
        2.21   Affiliates.......................................................................27
        2.22   Representations Complete.........................................................27

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                              PAGE
                                                                                              ----
ARTICLE III

        REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.................................27
        3.1    Organization, Standing and Power.................................................27
        3.2    Authority........................................................................27
        3.3    Capital Structure................................................................28
        3.4    SEC Documents; Parent Financial Statements.......................................29
        3.5    No Material Adverse Change.......................................................29
        3.6    Litigation.......................................................................30
        3.7    Intellectual Property............................................................30
        3.8    Restrictions on Business Activities..............................................31
        3.9    Brokers or Finders; Professional Fees............................................31
        3.10   Conduct in the Ordinary Course...................................................31
        3.11   Third Party Consents.............................................................31
        3.12   Representations Complete.........................................................31

ARTICLE IV

        CONDUCT PRIOR TO THE EFFECTIVE TIME.....................................................32
        4.1    Conduct of Business of the Company...............................................32

ARTICLE V

        ADDITIONAL AGREEMENTS...................................................................34
        5.1    No Solicitation..................................................................34
        5.2    Securities Act Exemption.........................................................35
        5.3    Stock Restrictions...............................................................35
        5.4    Filing of Permit Application.....................................................36
        5.5    Access to Information............................................................36
        5.6    Public Disclosure................................................................36
        5.7    Reasonable Efforts...............................................................36
        5.8    Notification of Certain Matters..................................................37
        5.9    Additional Documents and Further Assurances......................................37
        5.10   Form S-8.........................................................................37
        5.11   Legal Requirements...............................................................37
        5.12   Third Party Consents.............................................................37
        5.13   Board of Directors of the Combined Company.......................................37
        5.14   Bridge Financing.................................................................38

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                              PAGE
                                                                                              ----
        5.15   Stock Options....................................................................38
        5.16   Indemnification..................................................................38
        5.17   Certain Benefit Plans............................................................38
        5.18   Stockholder Solicitation Materials...............................................38
        5.19   List of Stockholders, Optionholders and Warrantholders...........................39

ARTICLE VI

        DOCUMENTS TO BE DELIVERED...............................................................39
        6.1    Documents to Be Delivered by the Company at Closing..............................39
        6.2    Documents to be Delivered by the Parent and Merger Sub at Closing................39

ARTICLE VII

        CONDITIONS TO THE MERGER................................................................40
        7.1    Conditions to Obligations of Each Party to Effect the Merger.....................40
        7.2    Additional Conditions to Obligations of the Company..............................40
        7.3    Additional Conditions to the Obligations of Parent and Merger Sub................41

ARTICLE VIII

        SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW......................................42
        8.1    Survival of Representations and Warranties.......................................42
        8.2    Escrow Arrangements..............................................................42

ARTICLE IX

        TERMINATION, AMENDMENT AND WAIVER.......................................................49
        9.1    Termination......................................................................49
        9.2    Effect of Termination............................................................50
        9.3    Amendment........................................................................50
        9.4    Extension; Waiver................................................................51
        9.5    Company Payments.................................................................51

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                              PAGE
                                                                                              ----
ARTICLE X

GENERAL PROVISIONS..............................................................................51
        10.1   Notices..........................................................................51
        10.2   Expenses.........................................................................53
        10.3   Interpretation...................................................................53
        10.4   Counterparts.....................................................................53
        10.5   Entire Agreement; Assignment.....................................................53
        10.6   Severability.....................................................................53
        10.7   Other Remedies...................................................................53
        10.8   Governing Law....................................................................54
        10.9   Rules of Construction............................................................54
        10.10  Specific Performance.............................................................54

                      AGREEMENT AND PLAN OF REORGANIZATION

        This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of June 4, 1997 by and among Sanctuary Woods Multimedia Corporation, a Delaware corporation ("Parent"); Teacher Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"); Theatrix Interactive, Incorporated, a Delaware corporation (the "Company"); Mark Kingdon as Securityholder Agent; and First Trust of California, National Association as Escrow Agent.

                                    RECITALS

        A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective stockholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

        B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company ("Company Capital Stock") and all outstanding options, warrants and other rights to acquire or receive shares of Company Capital Stock shall be converted into the right to receive shares of Common Stock of Parent ("Parent Common Stock") or options, warrants and other rights to acquire shares of Common Stock of Parent.

        C. A portion of the shares of Parent Common Stock otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article VIII hereof.

        D. Up to 500,000 additional shares of Parent Common Stock shall be issued contingent upon certain events and conditions, all as set forth in
Article I hereof.

        E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code")

        F. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

        1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation".

        1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 9.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article VII, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date". On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (or like instrument) with the Secretary of State of the State of Delaware (the "Certificate of Merger"), in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of Delaware of such filing being referred to herein as the "Effective Time").

        1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.4 Certificate of Incorporation; Bylaws.

               (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the date of this Agreement, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Theatrix Interactive, Incorporated".

               (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

        1.5 Directors and Officers. The director(s) of Merger Sub immediately prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

        1.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of the Parent, the Merger Sub, the Company or the holder of any shares of the Parent Common Stock or the Company Capital Stock, the following shall occur:

               (a) Aggregate Shares of Parent Common Stock. The aggregate number of shares of Parent Common Stock to be issued in the Merger pursuant to this
Section 1.6 shall be 3,102,528 (the "Aggregate Shares of Parent Common Stock"). The aggregate shares of Parent Common Stock to be issued to the holders of Company Common Stock (defined below) issued and outstanding immediately prior to the Effective Time and to holders of Company Options (as defined below) and Company Warrants (as defined below), when such are exercised pursuant to Section 1.6(g) below, shall be 142,080 (the "Aggregate Common Shares"), the aggregate shares of Parent Common Stock to be issued to the holders of Company Series A (defined below issued and outstanding immediately prior to the Effective Time shall be 614,979 (the "Aggregate Series A Shares") the aggregate shares of Parent Common Stock to be issued to the holders of Company Series B (defined below) issued and outstanding immediately prior to the Effective Time shall be 882,640 (the "Aggregate Series B Shares"), and the aggregate shares of Parent Common Stock to be issued to the holders of Company Series C (defined below) issued and outstanding immediately prior to the Effective Time shall be 1,462,829 (the "Aggregate Series C Shares").

               (b) Conversion of Company Common Stock. Each share of Common Stock of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Capital Stock to be canceled pursuant to Section 1.6(f) and any Dissenting Shares (as defined and to the extent provided in Section 1.8(a))), will be canceled and extinguished and will be converted automatically into the right to receive a number of shares of Parent Common Stock as is calculated by multiplying such share by a fraction the numerator of which is the Aggregate Common Shares and the denominator of which is (A) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time plus (B) the number of shares of Company Common Stock issuable upon exercise of any Company Option or Company Warrant issued and outstanding immediately prior to the Effective Time (the "Common Exchange Ratio").

               (c) Conversion of Company Series A Preferred Stock. Each share of Series A Preferred Stock of the Company ("Company Series A") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Capital Stock to be cancelled pursuant to Section 1.6(f) and any Dissenting Shares (as defined and to the extent provided in Section 1.8(a))), will be cancelled and extinguished and will be converted automatically into the right to receive a number of shares of Parent Common Stock as is calculated by multiplying such share by a fraction the numerator of which is the Aggregate Series A Shares and the denominator of which is the number of shares of Company Series A issued and outstanding immediately prior to the Effective Time (the "Series A Exchange Ratio").

               (d) Conversion of Company Series B Preferred Stock. Each share of Series B Preferred Stock of the Company ("Company Series B") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Capital Stock to be cancelled pursuant to Section 1.6(f) and any Dissenting Shares (as defined and to the extent provided in Section 1.8(a))), will be cancelled and extinguished and will be converted automatically into the right to receive a number of shares of Parent Common Stock as is calculated by multiplying such share by a fraction the numerator of which is the Aggregate Series B Shares and the denominator of which is the number of shares of Company Series B issued and outstanding immediately prior to the Effective Time (the "Series B Exchange Ratio").

               (e) Conversion of Company Series C Preferred Stock. Each share of Series C Preferred Stock of the Company ("Company Series C") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Capital Stock to be cancelled pursuant to Section 1.6(f) and any Dissenting Shares (as defined and to the extent provided in Section 1.8(a))), will be cancelled and extinguished and will be converted automatically into the right to receive a number of shares of Parent Common Stock as is calculated by multiplying such share by a fraction the numerator of which is the Aggregate Series C Shares and the denominator of which is the number of shares of Company Series C issued and outstanding immediately prior to the Effective Time (the "Series C Exchange Ratio").

               (f) Cancellation of Parent-Owned and Company-Owned Stock. Each share of Company Capital Stock owned by Merger Sub, Parent, the Company or any direct or indirect wholly-owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

               (g) Stock Options and Warrants. At the Effective Time, all options and stock purchase rights to purchase Company Common Stock (each a "Company Option") then outstanding under the Company's 1995 Stock Option Plan (the "Option Plan") or otherwise, whether vested or unvested, and all warrants to purchase Company Common Stock then outstanding (each a "Company Warrant") shall be, in connection with the Merger, assumed by Parent in accordance with provisions described below.

                      (i) Each Company Option and Company Warrant so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in (i) with respect to Company Options, the Option Plan and/or as provided in the respective option agreements governing such Company Option immediately prior to the Effective Time, and (ii) with respect to Company Warrants, such Warrant and/or as provided in the respective warrant agreements governing such Company Warrant immediately prior to the Effective Time, except that (A) such Company Option or Company Warrant shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option or Company Warrant immediately prior to the Effective Time multiplied by the Common Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option or Company Warrant shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option or Company Warrant was exercisable immediately prior to the Effective Time by the Common Exchange Ratio, rounded up to the nearest whole cent.

                      (ii) It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code, to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.

                      (iii) Promptly following the Effective Time, Parent will issue to each holder of an outstanding Company Option or Company Warrant a document evidencing the foregoing assumption of such Company Option or Company Warrant by Parent.

                      (iv) At the Effective Time, the Company shall assign to Parent any and all rights of repurchase pertaining to shares of Company Common Stock issued upon exercise of stock options or warrants, pursuant to stock purchase or warrant purchase agreements, or otherwise.

               (h) Capital Stock of Merger Sub. Each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

               (i) Adjustments to Exchange Ratios and Aggregate Shares. The Common Exchange Ratio, Series A Exchange Ratio, Series B Exchange Ratio and Series C Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time. The Aggregate Common Shares, Aggregate Series A Shares, Aggregate Series B Shares and Aggregate Series C Shares shall be adjusted to reflect fully the effect of any exercise, cancellation or repurchase of any Company Option or the exercise or cancellation of any Company Warrant occurring after the date hereof and prior to the Effective Time.

               (j) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive, without any interest, from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) $2.40.

               (k) Escrow Amount. The "Escrow Amount" shall be a number of shares of Parent Common Stock equal to .10 multiplied by the aggregate shares of Parent Common Stock issued pursuant to this Section 1.6.

        1.7 Contingent Payment of Shares.6Effect on Capital Stock. In addition to the shares of Parent Common Stock to which the holders of Company Capital Stock are entitled pursuant to Section 1.6, the holders of Company Common Stock, Company Series A, Company Series B and Company Series C shall be entitled to receive additional shares of Parent Common Stock as provided in this Section 1.7.

                (a) Definitions. For purposes of this Section 1.7 the following terms shall have the meanings indicated below:

                      (i) "Company Net Revenues" shall mean actual gross revenues of Parent and its consolidated subsidiaries for the Contingent Payment Period attributable to all revenues from the sale, distribution, licensing or use of the Company Products (as defined below) or the intellectual property related thereto (including, but not limited to, television or other revenues) and royalty revenues which are the result of Company agreements in effect as of the Effective Time or which become in effect in connection with such Company Products, less actual returns, price markdowns and other discounts customarily taken with respect to such Company Products for the period beginning ninety (90) days after the Effective Time and ending ninety (90) days after the end of the Contingent Payment Period.

                      (ii) "Company Net Revenue Fraction" shall mean a fraction the numerator of which is the amount of Company Net Revenues recognized during the Contingent Payment Period in excess of $2,000,000 and the denominator of which is 2,000,000.

                      (iii) "Company Products" shall mean products of the Company currently available and in development as of the date of this Agreement as set forth on Exhibit D.

                      (iv) "Contingent Payment Period" shall mean the one-year period immediately after the Effective Time.

                      (v) "Contingent Shares" shall mean 500,000 shares of the Parent's Common Stock (as adjusted for any reclassification, recapitalization, split, combination, stock dividend or the like).

                      (vi) "Record Holder" shall mean a person who is a holder of record of Company Capital Stock (other than any shares of Company Capital Stock to be cancelled pursuant to Section 1.6(f) and any Dissenting Shares (as defined and to the extent provided in Section 1.8(a))), immediately prior to the Effective Time.

               (b) Payable Contingent Shares. Subject to the provisions of this
Section 1.7, as promptly as practicable after the end of the Contingent Payment Period, but in no event later than 90 days after the end of the Contingent Payment Period, Parent shall first determine the aggregate number of shares of Parent Common Stock, if any, to be issued or delivered pursuant to this Section 1.7 by multiplying the Contingent Shares by the Company Net Revenue Fraction (the "Payable Contingent Shares"); provided, however, that the number of Payable Contingent Shares issuable pursuant to this Section 1.7 shall not exceed 500,000 (as adjusted for any reclassification, recapitalization, split, combination, stock dividend or the like).

        The aggregate shares of Payable Contingent Shares to be issued to the holders of the Company Common Stock shall be the product of the Payable Contingent Shares multiplied by a fraction the numerator of which is the Aggregate Common Shares (as defined in Section 1.6) and the denominator of which is the Aggregate Shares of Parent Common Stock (the "Common Payable Shares"). The aggregate shares of Payable Contingent Shares to be issued to the holders of the Company Series A shall be the product of the Payable Contingent Shares multiplied by a fraction the numerator of which is the Aggregate Series A Shares (as defined in Section 1.6) and the denominator of which is the Aggregate Shares of Parent Common Stock (the "Series A Payable Shares"). The aggregate shares of Payable Contingent Shares to be issued to the holders of the Company Series B shall be the product of the Payable Contingent Shares multiplied by a fraction the numerator of which is the Aggregate Series B Shares (as defined in Section 1.6) and the denominator of which is the Aggregate Shares of Parent Common Stock (the "Series B Payable Shares"). The aggregate shares of Payable Contingent Shares to be issued to the holders of the Company Series C shall be the product of the Payable Contingent Shares multiplied by a fraction the numerator of which is the Aggregate Series C Shares (as defined in Section 1.6) and the denominator of which is the Aggregate Shares of Parent Common Stock (the "Series C Payable Shares").

        Parent shall then determine the number of Payable Contingent Shares to be issued to each Record Holder as follows:

                      (i) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Capital Stock to be cancelled pursuant to Section 1.6(f) and any Dissenting Shares (as defined and to the extent provided in Section 1.8(a))), shall have the right to receive a number of Payable Contingent Shares equal to the quotient of the Common Payable Shares divided by the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

                      (ii) Each share of Company Series A issued and outstanding immediately prior to the Effective Time (other than any shares of Company Capital Stock to be cancelled pursuant to Section 1.6(f) and any Dissenting Shares (as defined and to the extent provided in Section 1.8(a))), shall have the right to receive a number of Payable Contingent Shares equal to the quotient of the Series A Payable Shares divided by the the number of shares of Company Series A issued and outstanding immediately prior to the Effective Time.

                      (iii) Each share of Company Series B issued and outstanding immediately prior to the Effective Time (other than any shares of Company Capital Stock to be cancelled pursuant to Section 1.6(f) and any Dissenting Shares (as defined and to the extent provided in Section 1.8(a))), shall have the right to receive a number of Payable Contingent Shares equal to the quotient of the

Series B Payable Shares divided by the the number of shares of Company Series B issued and outstanding immediately prior to the Effective Time.

                      (iv) Each share of Company Series C issued and outstanding immediately prior to the Effective Time (other than any shares of Company Capital Stock to be cancelled pursuant to Section 1.6(f) and any Dissenting Shares (as defined and to the extent provided in Section 1.8(a))), shall have the right to receive a number of Payable Contingent Shares equal to the quotient of the Series C Payable Shares divided by the the number of shares of Company Series C issued and outstanding immediately prior to the Effective Time.

               (c) Certificates. As promptly as practicable after the completion of the calculations described in Section 1.7(b) hereof, Parent shall deliver to each Record Holder, at the address of such Record Holder as it appeared on the stock records of the Company at the Effective Time or such other address as such Record Holder shall provide to Parent by written notice, a certificate representing the number of whole shares of Parent Common Stock payable to such Record Holder. A letter from the principal accounting officer of Parent shall accompany the stock certificate, or if no shares of Parent Common Stock are to be delivered, shall be sent alone, describing the calculations made in determining the number of shares of Parent Common Stock to be delivered to each Record Holder. Unless and until a certificate shall be so delivered, no dividends payable to holders of record of shares of Parent Common Stock shall be paid to the holder of such certificate, but there shall be paid to the record holder of the certificate for the shares of Parent Common Stock issued pursuant to this Section 1.7 (i) upon such delivery, the amount, without interest, equivalent to the dividends with a record date and a payment date subsequent to the end of the Contingent Payment Period with respect to which the shares of Parent Common Stock are being paid and prior to the date of delivery; and (ii) after such delivery, the amount, without interest, of any dividends with a record date prior to delivery and a payment date subsequent to delivery, such amount to be paid on such payment date, provided that, with respect to both (i) and (ii) above, such record holder shall not be entitled to receive any dividends with a record date prior to the end of the Contingent Payment Period with respect to which the shares of Parent Common Stock are being paid.

               (d) Fractional Shares. No fractional shares of Parent Common Stock and no scrip or certificate therefor shall be issued or delivered pursuant to this Section 1.7. Should any holder of Company Capital Stock be entitled to a fractional share interest in Parent Common Stock pursuant to this Section 1.7, Parent shall pay to such holder in lieu of such fractional share interest a dollar amount equal to such fraction multiplied by the last sale price of a share of Parent Common Stock on the over-the-counter market or, if shares of the Parent Common Stock are listed for trading on any national exchange, on such exchange, on the day three trading days prior to the day such payment is to be made, rounded to the nearest cent.

               (e) Legends. Certificates representing shares of Parent Common Stock delivered pursuant to this Section 1.7 to the Company Affiliates shall bear the legend referred to in Section 5.3 hereof.

               (f) Adjustments. If between the Effective Time and the date of payment of any shares pursuant to this Section 1.7, the outstanding shares of Parent Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares or if stock dividend thereon shall be declared with a record date within said period, the number of shares to be issued or delivered pursuant to this
Section 1.7 shall be correspondingly adjusted.

               (g) Assignability.The right of each Record Holder to receive shares of Parent Common Stock pursuant to this Section 1.7 may not be assigned or transferred in any manner whatsoever except by operation of law, by will or the laws of descent, or to the spouse, children, grandchildren or spouse of such children or grandchildren of any Record Holder or to trusts for the benefit of any Record Holder or such persons where the Record Holder is a natural person.
 .
               (h) Arbitration. Any dispute, controversy or claim arising in connection with the provisions of this Section 1.7 or the actions, determinations or calculations contemplated thereby shall be settled by arbitration by three arbitrators to be appointed as follows: Parent and the Record Holder or a majority of the Record Holders as a group shall each shall select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the same extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators. The expense of the arbitration shall be borne as determined by the arbitrators. Any such arbitration shall be held in San Mateo County, California and shall be conducted by, and under the rules then in effect, of Judicial Arbitration and Mediation Services, Inc.

               (i) Disputed Amounts. In the event that the payment of a portion of the shares of Parent Common Stock to be paid pursuant to this Section 1.7 is in dispute, the undisputed portion of the shares shall be promptly paid in accordance with the provisions of this Section 1.7 and the disputed portion shall be paid upon resolution of the dispute.

                (j) Payment of Contingent Shares in the Event of a Merger or Consolidation. Notwithstanding any provision of this Section 1.7, if, prior to the end of the Contingent Payment Period, a merger or consolidation of the Parent with or into any other corporation or corporations shall have occurred in which the stockholders of Parent immediately prior to such merger or consolidation shall own less than fifty percent (50%) of the voting securities of the surviving corporation immediately after such merger or consolidation, then as soon as practicable after the consummation of such merger or consolidation but in no event more than thirty
(30) days thereafter, Parent, the surviving corporation or surviving corporation's parent shall issue all of the Contingent Shares (or the maximum number of securities into which the Contingent Shares were converted as a result of the merger or consolidation) in the same proportions set forth in Section 1.7(b) irrespective of the Net Revenue Fraction.

        1.8    Dissenting Shares.

               (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected dissenters' rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6 and
Section 1.7, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

               (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Capital Stock who demands appraisal of such shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock and fractional shares as provided in Section 1.6 and Section 1.7, without interest thereon, upon surrender of the certificate representing such shares of Company Capital Stock.

               (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of Company Capital Stock or offer to settle or settle any such demands.

        1.9    Surrender of Certificates.

                (a) Exchange Agent. First National Bank of Boston shall act as exchange agent (the "Exchange Agent") in the Merger.

                (b) Parent to Provide Common Stock. Promptly after the Effective Time, but in any event within 10 days, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the aggregate number of shares of Parent Common Stock issued pursuant to Section 1.6 in exchange for outstanding shares of Company Capital Stock; provided that, on behalf of the holders of Company Capital Stock, Parent shall deposit into an escrow account a number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to Section 1.6. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive under Section 1.6 by virtue of ownership of outstanding shares of Company Capital Stock immediately prior to the Effective Time.

               (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock, if any, to be deposited in the Escrow Fund (as defined in Section 8.2) on such holder's behalf pursuant to Article VIII hereof), plus cash in lieu of fractional shares in accordance with Section 1.6, to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VIII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VIII) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount which shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent as provided in Article VIII. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, evidence of the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional share in accordance with Section 1.6.

                (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate in accordance with Section 1.9(c). Subject to applicable law, following surrender of any such Certificate and in addition to shares and/or cash entitled to such holder under Section 1.9(c), there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

               (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

               (f) No Liability. Notwithstanding anything to the contrary in this Section 1.9, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        1.10 No Further Ownership Rights in Company Capital Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

        1.11 Lost, Stolen or Destroyed Certificates. In the event any certificate evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional share, if any, as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

        1.12 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code.

        1.13 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the names of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to Parent and Merger Sub, subject to such exceptions as are clearly disclosed in the disclosure letter supplied by the Company to Parent (the "Company Schedules") and dated as of the date hereof, as follows:

        2.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the assets (including intangible assets), financial condition, results of operations, business or prospects (hereinafter referred to as a "Material Adverse Effect") of the Company. The Company has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to Parent.

        2.2    Company Capital Structure.

               (a) The authorized capital stock of the Company consists of 50,000,000 shares of authorized Common Stock, $.001 par value, of which 6,160,372 shares are issued and outstanding and 25,000,000 shares of authorized Preferred Stock, $.001 par value. The authorized Preferred Stock consists of 10,344,401 shares designated as Series A Preferred Stock, all of which are issued and outstanding and 8,888,446 shares designated as Series B Preferred Stock, of which 8,768,134 shares are issued and outstanding, and immediately prior to the Closing, will also consist of 1,000,000 shares designated as Series C Preferred Stock, all of which will be issued and outstanding. The Company Capital Stock is held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 2.2(a). All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

                (b) The Company has reserved 2,227,065 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which 551,906 shares are subject to outstanding, unexercised options and 694,596 shares remain available for future grant. Schedule 2.2(b) sets forth for each outstanding Company Option the name of the holder of such option, the state in which each such holder is domiciled, the number of shares of Common Stock subject to such option, the exercise price of such option, including the extent vested to date and whether the exercisability of such option will be accelerated and become exercisable by the transactions contemplated by this Agreement. Except as described in Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company. Except as described in
Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Options or any other options or rights set forth in Schedule 2.2(b) have been or will be given, or shall have properly waived, any required notice prior to the Merger. As a result of the Merger, Parent will be the record and sole beneficial owner of all Company Capital Stock and rights to acquire or receive Company Capital Stock.

        2.3 Subsidiaries. The Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or controlled, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

        2.4 Authority. Subject only to the requisite approval of the Merger by the stockholders of the Company, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the stockholders of the Company to duly approve the Merger is a majority of the outstanding shares of Company Common Stock voting as a separate class, and a majority of the outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred, voting together as a separate class (in each case with each share of Series A Preferred, Series B Preferred and Series C Preferred being entitled to a number of votes equal to the number of whole shares of Common Stock into which such share of Series A Preferred, Series B Preferred and Series C Preferred could be converted on the record date for the vote). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the stockholders of the Company. The Company's Board of Directors has approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws relating or affecting the rights of creditors generally and the effect or availability of rules of law governing specific performance, injunctive relief and other equitable remedies. Except as set forth on Schedule 2.4, subject only to the approval of the Merger by the stockholders of the Company, the execution and delivery of this Agreement and the related agreements attached as exhibits hereto by the Company do not, and, as of the Effective Time, the performance and consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under, (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, forfeiture, or acceleration of any obligation or loss of any benefit under, or result in the creation of a lien or encumbrance on any of the properties or assets of Company (any such event, a "Conflict") pursuant to (i) any provision of the Certificate of Incorporation or Bylaws of the Company or
(ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets other than any such conflict, violation or default which would not have a

Material Adverse Effect on the Company. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any third party (so as not to trigger any Conflict) or, to the Company's knowledge, with any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State and the filing of other appropriate documents with the relevant authorities of other jurisdictions in which the Company is qualified to do business, (ii) such filings and proceedings as shall be necessary or appropriate to enable the shares of Parent Common Stock to be issued, as contemplated by this Agreement, pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a qualification permit from the California Department of Corporations following a hearing held pursuant to
Section 25142 of the California Corporations Code and such other consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.4.

        2.5 Company Financial Statements. Schedule 2.5 sets forth the Company's unaudited balance sheet as of May 4, 1997 and the related unaudited statements of operations and cash flows for the ten-month period then ended and the Company's audited balance sheet as of June 30, 1996 (the "Balance Sheet") and the related audited statements of operations and cash flows for the twelve-month period then ended (collectively, the "Company Financials"). The Company Financials have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other subject, in the case of the unaudited Company Financials to normal year-end closing and audit adjustments and the absence of footnotes related thereto (which are not material, either individually or in the aggregate). The Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject, in the case of the unaudited financial statements, to normal year-end adjustments, which will not be material in amount or significance.

        2.6 No Undisclosed Liabilities. Except as set forth in Schedule 2.6, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured or unmatured whether or not required to be reflected in a balance sheet in accordance with generally accepted accounting principles, which individually exceed $10,000 or in the aggregate exceed $25,000, and (i) has not been reflected in the Balance Sheet, or (ii) has not arisen in the ordinary course of the Company's business since May 4, 1997 consistent in nature and amount with past practices.

        2.7 No Changes. Except as set forth in Schedule 2.7, since May 4, 1997, there has not been, occurred or arisen any:

                (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

                (b) amendments or changes to the Certificate of Incorporation or Bylaws of the Company except in connection with effecting the Bridge Financing described in Section 5.14;

                (c) capital expenditure or commitment by the Company of $15,000 in any individual case or $25,000 in the aggregate not otherwise disclosed in writing to Parent;

                (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

                (e) strike, work stoppage, or claim of wrongful discharge or other unlawful labor practice or action;

                (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

                (g) revaluation by the Company of any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock except repurchases of unvested capital stock under the Company's Option Plan;

                (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person, except, in each case, to employees who are not officers or directors of the Company in the ordinary course of business and except as otherwise contemplated by this Agreement;

                (j) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

                (k) transfer to any person or entity any rights to the Company Intellectual Property Rights (as defined in Section 2.11 below);

                (l) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound, except in connection with the Series C Preferred Stock financing of the Company, which amendments or terminations have been specifically disclosed to Parent;

               (m) loan by the Company to any person or entity or incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for (i) the issuance or sale of any promissory notes or convertible securities to Kingdon Capital in connection with effecting the Bridge Financing described in Section 5.14 below or (ii) advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

               (n) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

               (o) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

               (p) notice of any claim of ownership by a third party of the Company's Intellectual Property Rights or of infringement by the Company of any third party's intellectual property rights;

               (q) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities, except (i) to Kingdon Capital in connection with effecting the Bridge Financing described in Section 5.14 below, or (ii) to employees in connection with the issuance or exercise of any stock options under the Company's Option Plan;

               (r) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed intellectual property to the Company;

               (s) any agreements pursuant to which any other party is granting marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

               (t) event or condition of any character that has or reasonably would be expected to have a Material Adverse Effect on the Company; or

               (u) agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (r) (other than as contemplated in the negotiations with Parent and its representatives regarding the transactions, including but not limited to payments of severance to employees of the Company, contemplated by this Agreement).

        2.8 Tax and Other Returns and Reports.

               (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

               (b) Tax Returns and Audits. Except as set forth in Schedule 2.8:

                      (i) The Company as of the Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations, and such Returns have been completed in accordance with applicable law.

                      (ii) The Company as of the Effective Time: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                      (iii) The Company is not currently delinquent in the payment of any Tax and has not been delinquent in the payment of any Tax during the three (3) years preceding the date of this Agreement nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                      (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                      (v) The Company does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has no knowledge of any basis for the assertion of any such liability attributable to the Company, its assets or operations.

                      (vi) The Company has provided to Parent copies of all federal and state income and all state sales and use Tax Returns for all periods since June 30, 1994.

                      (vii) There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

                      (viii) None of the Company's assets is treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                      (ix) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

                      (x) The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                      (xi) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

                      (xii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

        2.9 Restrictions on Business Activities. Except as set forth on Schedule 2.9, there is no agreement (noncompete or otherwise), judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably would be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

        2.10 Title to Properties; Absence of Liens and Encumbrances.

               (a) The Company owns no real property, nor has it ever owned any real property. Schedule 2.10(a) sets forth a list of all real property currently leased by the Company, the name of the lessor and the date of the lease and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any material existing default or event of default (or event which with notice or lapse of time, or both, would constitute a material default).

               (b) To its knowledge, the Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and tangible assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in the Company Financials or in
Schedule 2.10(b) and except for liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

        2.11   Intellectual Property.

               (a) To its knowledge, the Company owns, or is licensed or otherwise possesses valid rights to use all patents that are used in the business of the Company as currently conducted. The Company owns or is licensed or otherwise possesses valid rights to use (i) all copyrights, and any applications therefor, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used in the business of the Company as currently conducted by the Company, and (ii) all trademarks, tradenames and service marks and any applications therefor which are material to the business of the Company as currently conducted (all of the foregoing, including the patents, are collectively referred to as the "Company Intellectual Property Rights").

               (b) Schedule 2.11(a) sets forth a complete list of all patents, registered and material unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Schedule 2.11(b) sets forth a complete list of all material licenses, sublicenses and other agreements to which the Company is a party and pursuant to which the Company or any other person is authorized to use any Company Intellectual Property Right (excluding object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("End-User Licenses")) or trade secret of the Company, and includes the identity of all parties thereto. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement.

               (c) No claims with respect to the Company Intellectual Property Rights have been asserted to the Company or are, to the Company's knowledge, threatened by any person, nor, to the Company's knowledge, are there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company infringes on any copyright, patent, trademark, service mark, trade secret or other proprietary right, (ii) against the use by the Company of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted, or (iii) challenging the ownership by the Company, validity or effectiveness of any of the Company Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Company are valid and subsisting. To the Company's knowledge, the business of the Company as currently conducted has not and does not infringe on any proprietary right of any third party. To the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company. No Company Intellectual Property Right or product of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company. Each employee of and consultant to the Company has executed a proprietary information and inventions agreement substantially in the Company's standard form.

        2.12 Agreements, Contracts and Commitments. Except as set forth on
Schedule 2.12(a), the Company does not have, is not a party to nor is it bound by:

                      (i) any collective bargaining agreements,

                      (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

                      (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                      (iv) any employment or consulting agreement with an employee or individual consultant or salesperson, or consulting or sales agreement, under which a firm or other organization provides services to the Company, and which, in each case, involves payments by or to the Company in excess of $15,000 annually,

                      (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                      (vi) any fidelity or surety bond or completion bond,

                      (vii) any lease of personal property having a value individually in excess of $15,000,

                      (viii) any agreement of indemnification or guaranty,

                      (ix) any agreement containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

                      (x) any agreement relating to capital expenditures and involving future payments in excess of $15,000,

                      (xi) any agreement relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

                      (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof,

                      (xiii) any construction contracts,

                      (xiv) any distribution, joint marketing or development agreement,

                      (xv) any agreement pursuant to which the Company has granted or may grant in the future, to any party a source-code license or option or other right to use or acquire source-code, or

                      (xvi) any other agreement that involves payment by the Company of $15,000 or more or which is not cancelable without penalty within thirty (30) days.

        Except for such alleged material breaches, violations and defaults, and events that would constitute a material breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.12(a), the Company has not materially breached, violated or defaulted under, or received notice that it has materially breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.11(b) or Schedule 2.12(a). Each agreement, contract or commitment listed on Schedule 2.12(b) is in full force and effect and, except as otherwise disclosed in Schedule 2.12(b), is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

        2.13 Interested Party Transactions. Except as set forth on Schedule 2.13, to the Company's knowledge, no officer or director of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.11(b) or Schedule 2.12(a) or (b); provided, that (x) ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation and no more than ten percent (10%) of the outstanding equity of any other entity shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13 and (y) this Section 2.13 shall only apply if the terms and conditions applicable to the subject relationship are materially less favorable to the Company than the terms and conditions that could be obtained in an arm's-length relationship.

        2.14 Compliance with Laws. The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation of which it should reasonably be aware of, except where any such non-compliance or violation would not have a Material Adverse Effect on the Company.

        2.15 Litigation. Except as set forth in Schedule 2.15, there is no action, suit or proceeding of any nature pending or, to the Company's knowledge, threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in
Schedule 2.15, to the Company's knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors by or before any Governmental Entity. Schedule 2.15 sets forth, with respect to any pending or known threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned in writing to the Company the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

        2.16 Insurance. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in compliance with the material terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

        2.17 Minute Books. The minute books of the Company made available upon request to counsel for Parent are the only minute books of the Company from the date of the Company's reincorporation into the State of Delaware and contain true and correct copies of all resolutions adopted by the Company's Board of Directors (or committees thereof) and stockholders for such period.

        2.18 Environmental Matters. Except for failures which will not have a Material Adverse Effect on the Company, the Company has met, and continues to meet, all applicable local, state, federal and national environmental regulations and has disposed of its waste products and effluents and/or has caused others to dispose of such waste products and effluents in accordance with all applicable local, state, federal and national environmental regulations.

        2.19 Brokers' and Finders' Fees; Third Party Expenses. Except as set forth on Schedule 2.19, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 2.19 sets forth the Company's current reasonable estimate of all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

        2.20   Employee Matters and Benefit Plans.

               (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.20(a)(i) below (which definition shall only apply to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                      (i) "Affiliate" shall mean any person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

                      (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                      (iii) "Company Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise;

                      (iv) "Employee" shall mean any current, former, or retired employee, officer, or director of the Company or any Affiliate;

                      (v) "Employee Agreement" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

                      (vi) "IRS" shall mean the Internal Revenue Service;

                      (vii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

                      (viii) "Pension Plan" shall refer to each Company Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

               (b) Schedule. Schedule 2.20(b) contains an accurate and complete list of each Company Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Company Employee Plan or Employee Agreement. The Company does not have any stated plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement.

               (c) Documents. The Company has provided to Parent (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto; (ii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (iv) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (v) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan; (vi) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; and (vii) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

               (d) Employee Plan Compliance. Except as set forth on Schedule 2.20(d), (i) the Company has performed all obligations required to be performed by it under each Company Employee Plan and each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of the Company or any affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

               (e) Pension Plans. The Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

               (f) Multiemployer Plans. At no time has the Company contributed to or been requested to contribute to any Multiemployer Plan.

               (g) No Post-Employment Obligations. Except as set forth in
Schedule 2.20(g), no Company Employee Plan and no agreement with any employee provides, or has any liability to provide, life insurance, medical or other employee welfare benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

               (h) Effect of Transaction.

                      (i) Except as provided in Section 1.6 of this Agreement or as set forth on Schedule 2.20(h)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                      (ii) Except as set forth on Schedule 2.20(h)(ii), no payment or benefit which will or may be made by the Company or Parent or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

               (i) Employment Matters. The Company (i) is in material compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, immigration or other laws governing the employment of foreign nationals, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

               (j) Labor. No work stoppage or labor strike against the Company is pending or, to the knowledge of the Company, threatened. Except as set forth in Schedule 2.20(j), the Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. Except as set forth in Schedule 2.20(j), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

        2.21 Affiliates. Schedule 2.21 sets forth those persons who, in the Company's reasonable judgment, are "affiliates" of the Company within the meaning of Rule 145 (each such person an "Affiliate") promulgated under the Securities Act ("Rule 145").

        2.22 Representations Complete. None of the representations or warranties made by the Company in this Agreement (as modified by the Company Schedules), nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement, contains as of the date of this Agreement, any untrue statement of a material fact, or omits to state, as of the date of this Agreement, any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub represent and warrant to the Company and the stockholders of the Company as follows:

        3.1 Organization, Standing and Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the Parent or the Merger Sub. Parent and Merger Sub have each delivered a true and correct copy of their respective Certificates of Incorporation and Bylaws, as amended to date, to the Company.

        3.2    Authority.

                      (a) Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and do not require the consent of the stockholders of the Parent. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws relating or affecting the rights of creditors generally and the effect or availability of rules of law governing specific performance, injunctive relief and other equitable remedies.

                      (b) Subject to satisfaction of the conditions set forth in
Article VII hereto, and except as set forth on Schedule 3.2, the execution and delivery of this Agreement and the related agreements by each of the Parent and Merger Sub do not, and as of the Effective Time the performance and consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, forfeiture, or acceleration of any obligation or loss of any benefit under or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or Merger Sub (any such event, a "Parent Conflict") pursuant to (i) any provision of the Certificate of Incorporation or Bylaws of the Parent or Merger Sub or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Parent or Merger Sub or their respective properties or assets other than any such conflict, violation or default which would not have a Material Adverse Effect on the Parent or Merger Sub. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any third party (so as not to trigger any Parent Conflict) or, to the Parent's knowledge, with any Governmental Entity, is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State and the filing of other appropriate documents with the relevant authorities of other jurisdictions in which the Company is qualified to do business, (ii) such filings and proceedings as shall be necessary or appropriate to enable the shares of Parent Common Stock to be issued, as contemplated by this Agreement, pursuant to an exemption from the registration requirements of the Securities Act, pursuant to a qualification permit from the California Department of Corporations following a hearing held pursuant to Section 25142 of the California Corporations Code and such other consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 3.2.

        3.3    Capital Structure.

               (a) The authorized stock of Parent consists of 50,000,000 shares of Common Stock, $.001 par value, of which 2,104,154 shares were issued and outstanding as of June 4, 1997 and 5,000,000 shares of Preferred Stock, $.001 par value, 100,000 shares of which are designated Series A Preferred Stock, of which 97,919 are issued and outstanding as of June 4, 1997. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All outstanding shares of the capital stock of Parent and Merger Sub are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of either Parent or Merger Sub or any agreement to which either Parent or Merger Sub is a party or by which either is bound.

               (b) The Parent has reserved 400,000 shares of Common Stock for issuance to employees and consultants pursuant to the Parent's 1996 Stock Plan, of which 51,350 shares are subject to outstanding, unexercised options and 348,650 shares remain available for future grant. The Parent has reserved 200,000 shares of Common Stock for issuance to employees and consultants pursuant to the Parent's 1995 Stock Plan, of which 56,250 shares are subject to outstanding, unexercised options and 143,750 shares remain available for future grant. In addition, the Parent has reserved 12,350 shares for issuance pursuant to outstanding unexercised options issued outside of the Company's 1996 or 1996 stock plans. Except as described in Schedule 3.3(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Parent is a party or by which it is bound obligating the Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Parent. Schedule 3.3(b) sets forth for each outstanding Parent stock option (a "Parent Option") the name of the holder of such option, the number of shares of Common Stock subject to such option and the exercise price of such option. Except as described in Schedule 3.3(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Parent is a party or by which it is bound obligating the Parent to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Parent Options or any other options or rights set forth in Schedule 3.3(b) have been or will be given, or shall have properly waived, any required notice prior to the Merger.

               (c) The shares of Parent Common Stock to be issued pursuant to the Merger, when issued, sold and delivered in accordance with the terms hereof for the consideration described herein, will be duly authorized, validly issued, fully paid, non-assessable and will be issued in compliance with all applicable securities laws and will be free and clear of any liens, claims, encumbrances or restrictions other than liens or encumbrances created by or imposed upon the holders thereof.

        3.4 SEC Documents; Parent Financial Statements. Parent has furnished or made available to the Company true and complete copies of all reports filed by it with the U.S. Securities and Exchange Commission (the "SEC") under the Exchange Act for all periods subsequent to December 31, 1994, all in the form so filed (all of the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. Parent has made all filings required under the rules and regulations promulgated by the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements.

        3.5 No Material Adverse Change. Since the date of the balance sheet included in the Parent's most recently filed report on Form 10-Q, Parent has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets or business of Parent; (b) any amendment or change in the Certificate of Incorporation or Bylaws of Parent; or
(c) any damage to, destruction or loss of any assets of the Parent, (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Parent.

        3.6 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent has received any notice of assertion against Parent which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement. Except as set forth in the SEC Documents or in Schedule 3.6, Parent is not aware of any other pending or threatened action, suit, proceeding, investigation or claim, or any reasonable basis therefor, that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on Parent.

        3.7 Intellectual Property.

               (a) To its knowledge, the Parent owns, or is licensed or otherwise possesses valid rights to use all patents that are used in the business of the Parent as currently conducted. The Parent owns or is licensed or otherwise possesses valid rights to use all trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used in the business of the Parent as currently conducted (all of the foregoing, including the patents, are collectively referred to as the "Parent Intellectual Property Rights").

               (b) Schedule 3.7(a) sets forth a complete list of all patents, registered and material unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Parent Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Parent Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Schedule 3.7(b) sets forth a complete list of all material licenses, sublicenses and other agreements to which the Parent is a party and pursuant to which the Parent or any other person is authorized to use any Parent Intellectual Property Right (excluding End-User Licenses) or trade secret of the Parent, and includes the identity of all parties thereto. The execution and delivery of this Agreement by the Parent, and the consummation of the transactions contemplated hereby, will neither cause the Parent to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement.

               (c) No claims with respect to the Parent Intellectual Property Rights have been asserted to Parent or are, to the Parent's knowledge, threatened by any person, nor, to the Parent's knowledge, are there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Parent infringes on any copyright, patent, trademark, service mark, trade secret or other proprietary right, (ii) against the use by the Parent of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Parent's business as currently conducted, or (iii) challenging the ownership by the Parent, validity or effectiveness of any of the Parent Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Parent are valid and subsisting. To Parent's knowledge, the business of the Parent as currently conducted has not and does not infringe on any proprietary right of any third party. To the Parent's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Parent Intellectual Property Rights by any third party, including any employee or former employee of the Parent. No Parent Intellectual Property Right or product of the Parent or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Parent. Each employee of and consultant to the Parent has executed a proprietary information and inventions agreement substantially in the Parent's standard form.

        3.8 Restrictions on Business Activities.There is no agreement, judgment, injunction, order or decree binding upon Parent that has or could reasonably have the effect of prohibiting or significantly impairing any business practice of Parent, any acquisition of property by Parent, or the continuation of the business of Parent as currently conducted or as currently proposed to be conducted.

        3.9 Brokers or Finders; Professional Fees. No third party shall be entitled to receive any brokerage commissions, finder's fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Parent or Merger Sub.

        3.10 Conduct in the Ordinary Course. Since April 15, 1997, there has not occurred any amendments or changes in the Certificate of Incorporation or Bylaws of Parent or any agreement or arrangement made by Parent to do the same.

        3.11 Third Party Consents. Except as set forth in Schedule 3.11, no consent or approval is needed from any third party in order to enable Parent and Merger Sub to effect the Merger or any of the transactions contemplated hereby.

        3.12 Representations Complete. None of the representations or warranties made by the Parent or Merger Sub (as modified by the Parent Schedules), nor any statement made in any schedule or certificate furnished by the Parent or Merger Sub pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the stockholders of the Company in connection with soliciting their consent to this Agreement and the Merger (to the extent prepared by the Parent or Merger Sub), contains or will contain, as of the date of this Agreement, or if made after the date of this Agreement, on the date such representation, warranty, or statement is first made, any untrue statement of a material fact, or omits or will omit to state, as of the date of this Agreement, or if made after the date of this Agreement, the date such representation, warranty, or statement is first made, any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing and except with respect to the termination of employees and the combination of the Company's operations with that of the Parent and other substantial cost reduction measures all as discussed with or approved by Parent) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event not previously discussed with or approved by Parent which materially adversely effects the Company or its business. Except as expressly contemplated by this Agreement or disclosed in Schedule 4.1 or necessary to effect the Bridge Financing described in Section 5.14, the Company shall not, without the prior written consent of Parent:

               (a) Enter into any commitment or transaction not in the ordinary course of business.

               (b) Transfer to any person or entity any rights to the Company Intellectual Property Rights, except licenses in the ordinary course of business;

               (c) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

               (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Schedules;

               (e) Commence any litigation;

               (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor), except upon termination of employment at cost;

               (g) Except for the issuance of shares of Company Capital Stock
(i) upon exercise or conversion of presently outstanding Company Options or Company Preferred Stock or warrants, or (ii) to Kingdon Capital with respect to the Bridge Financing pursuant to Section 5.16 below, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of Company Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, without the prior written consent of Parent;

               (h) Cause or permit any amendments to its Certificate of Incorporation or Bylaws, except as necessary to effect the sale of Series C Preferred Stock to Kingdon Capital or to revise existing liquidation preferences or as otherwise contemplated hereby;

               (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets in an amount in excess of $5,000 in the case of a single transaction or in excess of $15,000 in the aggregate in any 30-day period;

               (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

               (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others except in connection with the Bridge Financing pursuant to Section 5.16;

               (l) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof, or as set forth in the Company Schedules;

               (m) Except as set forth in the Company Schedules, adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees, without the prior written consent of Parent;

               (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

               (o) Pay, discharge or satisfy, in an amount in excess of $5,000 (in any one case) or $15,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto) or identified in the Company Schedules or that arose in the ordinary course of business subsequent to May 4, 1997 or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated hereby;

               (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

               (q) Enter into any strategic alliance, joint development or joint marketing agreement; or

               (r) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (q) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

        5.1 No Solicitation. From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, the Company and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of, any proposals or offers by any person, entity or group (other than Parent and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning the Company or any of its subsidiaries to, or afford an access to the properties, books or records of the Company or any of it subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than the Parent and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to the Company. Notwithstanding the immediately preceding sentence, if (i) an unsolicited Acquisition Proposal shall be received by the Board of Directors of the Company, then, to the extent the Board of Directors of the Company believes in good faith (after consultation with its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and (ii) the Board of Directors of the Company determines in good faith after consultation with outside legal counsel that it is so necessary for the Board of Directors of the Company to comply with its fiduciary duties to stockholders under applicable law, then the Company and its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives retained by it may engage in discussions or negotiations with a third party who has initiated such Superior Proposal and make disclosures to the Company's stockholders to the extent such actions are consistent with the fiduciary obligations of the Company's Board of Directors, and such actions shall not be considered a breach of this Section 5.1 or any other provision of this Agreement. For the purposes of this Agreement, an "Acquisition Proposal" with respect to an entity means any proposal or offer relating to (i) any merger, consolidation, sale of substantial assets or similar transactions involving the entity or any subsidiaries of the entity (other than sales of assets or inventory in the ordinary course of business or as permitted under the terms of this Agreement), (ii) sale of 15% or more of the outstanding shares of capital stock of the entity (including without limitation by way of a tender offer or an exchange offer), excluding the sale of Capital Stock of the Company to Kingdon Capital as described in Section 5.14, (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 15% or more of the then outstanding shares of capital stock of the entity (except for acquisitions for passive investment purposes only in circumstances where the person or group qualifies for and files a Schedule 13G with respect thereto and excluding the sale of Capital Stock of the Company to Kingdon Capital as described in Section 5.14); or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. The Company will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will (i) notify Parent as promptly as practicable, if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition Proposal or potential Acquisition Proposal and
(ii) as promptly as practicable notify Parent of the significant terms and conditions of any such acquisition proposal. In addition, subject to the other provisions of this section, from and after the date of this Agreement until the earlier of the Effective Time in termination of this Agreement pursuant to its terms, the Company and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than the Parent).

        5.2 Securities Act Exemption. The Parent Common Stock to be issued pursuant to this Agreement initially will not be registered under the Securities Act, in reliance on the exemption set forth in Section 3(a)(10) thereof.

        5.3 Stock Restrictions. In addition to any legend imposed by applicable state securities laws or by any contract which continues in effect after the Effective Time, the certificates representing the shares of Parent Common Stock issued to the Affiliates of the Company pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Parent=s transfer agent), stating substantially as follows:

                        THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d) OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE,

                        THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

        5.4 Filing of Permit Application. Within ten (10) days of the date hereof, Parent will (a) file with the California Department of Corporations an Application for Qualification by Permit of the Parent Common Stock to be issued to the holders of Company Capital Stock entitled thereto pursuant to Article I hereof, (b) request that a fairness hearing pursuant to Section 25142 of the California Corporations Code be held in connection therewith and (c) use reasonable efforts to obtain such permit. The Company shall furnish to Parent all information concerning the Company and the Company's stockholders as may be necessary or reasonably requested in connection with any action to be taken pursuant to this Section 5.4, and shall cooperate, and use reasonable efforts to obtain the cooperation of the Company's stockholders, in any proceedings before the California Department of Corporations conducted pursuant hereto.

        5.5 Access to Information. Subject to any applicable contractual confidentiality obligations (which the Company shall use its best efforts to cause to be waived) and subject to the terms of the Confidentiality Agreement, dated May 6, 1997, entered into by the the Company and Parent, each of the Company and Parent shall afford the other and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the other may reasonably request. In addition, the Company shall provide to Parent on a weekly basis a report detailing the Company's cash receipts and disbursements for the prior week. No information or knowledge obtained in any investigation pursuant to this Section 5.5 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

        5.6 Public Disclosure. Unless otherwise required by law (including, without limitation, securities laws), prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

        5.7 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

        5.8 Notification of Certain Matters. The Company shall use reasonable efforts to give prompt notice to Parent, and Parent shall use reasonable efforts to give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or Parent and Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by their Agreement (including the Company Schedules) and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

        5.9 Additional Documents and Further Assurances. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

        5.10 Form S-8. Parent shall file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options as soon as practicable after the Closing Date.

        5.11 Legal Requirements. Each of Parent, Merger Sub and Company will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transaction contemplated by this Agreement (including furnishing all information required in connection with approvals by or filings with any Governmental Entity) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such filings with or investigations by any Governmental Entity, and any other such requirements imposed upon any of them or their respective subsidiaries in connection with a consummation of the transaction contemplated by this Agreement. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock pursuant hereto. The Company shall use its reasonable efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

        5.12 Third Party Consents. As soon as practical following the date hereof Parent and Company will each use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its or its subsidiaries agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

        5.13 Board of Directors of the Combined Company. The Board of Directors of Parent will take all actions necessary to cause the Board of Directors of Parent, immediately after the Effective

Time, to consist of seven persons, four of whom shall have served on the Board of Directors of Parent immediately prior to the Effective Time and three of whom shall be Joyce Hakansson, Michael Markbreiter and Robert T. Wall.

        5.14 Bridge Financing. Prior to the Effective Time, Kingdon Capital or an entity affiliated therewith shall have contributed $2,000,000 to the Company through the purchase of Capital Stock of the Company or securities convertible into or exchangeable for Capital Stock of the Company, which Capital Stock or securities convertible into or exchangeable for such Capital Stock shall be converted at the Effective Time into Parent Common Stock pursuant to Section
1.6. In addition, Parent shall issue to Kingdon a warrant to purchase 500,000 shares of Parent Common Stock on terms and conditions set forth in Exhibit A attached hereto.

        5.15 Stock Options. At the Effective Time, Parent will reserve 300,000 shares of Parent Common Stock for issuance to employees of the Company who become employees of the Surviving Corporation or of Parent pursuant to Parent's 1996 Stock Plan.

        5.16 Indemnification. From and after the Effective Time, Parent and the Surviving Corporation jointly and severally shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director or an employee of the Company (the "Indemnified Parties") in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided under the Company's Certificate of Incorporation and Bylaws and Indemnification Agreements in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law and provided further that it is understood that the foregoing undertaking shall not grant to any such officers, directors or employees or other person rights of indemnity against either Parent or the Surviving Corporation more extensive than those such persons may currently have against the Company. The provisions of this Section 5.16 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

        5.17 Certain Benefit Plans. Parent shall take such reasonable actions as are necessary to allow eligible employees of the Company to participate in the benefit programs of Parent, or alternative benefits programs substantially comparable to those applicable to employees of Parent on similar terms, as soon as practicable after the Effective Time. For purposes of satisfying the terms and conditions of such programs, Parent shall give full credit for eligibility, vesting or benefit accrual for each participant's period of service with the Company.

        5.18 Stockholder Solicitation Materials. The Company shall use its best efforts to ensure that any documents mailed, delivered or otherwise furnished to the Company's stockholders in connection with soliciting their consent to this Agreement and the Merger to the extent prepared by the Company do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which made, not misleading.

        5.19 List of Stockholders, Optionholders and Warrantholders. Immediately prior to the Effective Time, the Company shall deliver to Parent the information set forth in Schedules 2.2(a) and (b) current as of immediately prior to the Effective Time.

                                   ARTICLE VI

                            DOCUMENTS TO BE DELIVERED

        6.1 Documents to Be Delivered by the Company at ClosingVI.2Documents to Be Delivered by the Company at Closing. At the Closing, the Company shall deliver or shall cause to be delivered, the following documents to Parent and Merger Sub:

               (a) Tax Opinion. A written opinion from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to the Company, addressed to the Company to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinion.

               (b) Third Party Consents. Evidence satisfactory to Parent and Merger Sub that the Company has obtained the consents, approvals and waivers set forth in Schedule 2.4.

               (c) Legal Opinion. A legal opinion from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to the Company, in form and substance reasonably satisfactory to Parent and its counsel.

               (d) Certificate of Merger. An executed Certificate of Merger in the form of Exhibit B.

        6.2 Documents to be Delivered by the Parent and Merger Sub at Closing. At the Closing, the Parent and Merger Sub shall deliver or shall cause to be delivered, the following documents to the Company:

               (a) Legal Opinion. A legal opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to Parent, in form and substance reasonably satisfactory to the Company and its counsel.

               (b) Tax Opinion. A written opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Parent, addressed to Parent to the effect that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinion.

               (c) Certificate of Merger. An executed Certificate of Merger in the form of Exhibit B.

               (d) Third Party Consents. Evidence satisfactory to the Company that the Parent has obtained the consents, approvals and waivers set forth in Schedules 3.2 and 3.11.

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

        7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

               (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the stockholders of the Company by the requisite vote under applicable law and the Company's Certificate of Incorporation.

               (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

               (c) Tax Opinions. Parent and Company shall each have received written opinions from their respective counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Gunderson Dettmer Stough Villeneuve Franklin and Hachigian LLP, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

               (d) Permit. Parent shall have received a permit from the California Department of Corporations for the issuance of Parent Common Stock pursuant to Article I hereof, and the requirements of all other state securities or "blue sky" laws applicable to the transactions contemplated by this Agreement shall have been fulfilled.

        7.2 Additional Conditions to Obligations of the Company.2Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the
Company:

               (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement, except for changes contemplated by this Agreement and except for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on Parent; and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

               (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied (which performance or compliance shall be subject to Parent's or Merger Sub's ability to cure as provided in Section 9.1(e) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

               (c) Board of Directors of Combined Company. The Board of Directors of Parent will take all actions necessary to cause the Board of Directors of Parent, immediately after the Effective Time, to consist of seven persons, four of whom shall have served on the Board of Directors of Parent immediately prior to the Effective Time and three of whom shall be Joyce Hakansson, Michael Markbreiter and Robert T. Wall.

        7.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

               (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date of the Agreement, except for changes contemplated by this Agreement (including the Company Schedules) and except for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Company or Parent; and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by a duly authorized officer of the Company;

               (b) Agreements and Covenants. The Company shall have performed or complied (which performance or compliance shall be subject to the Company's ability to cure as provided in Section 9.1(d) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Parent and Merger Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company;

               (c) Continuity of Interest. The Company shall have delivered to Parent an executed Continuity of Interest Certificate Agreement from the holders of a majority of the outstanding shares of Company Capital Stock in the form approved by tax counsel to the parties.

               (d) Dissenters' Rights. Holders of not more than 8% of the outstanding shares of Company Capital Stock shall have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

               (e) Employment Agreement. Joyce Hakansson shall have entered into an agreement to extend the employment agreement between her and the Company on the terms and conditions set forth in Exhibit C.

                                  ARTICLE VIII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

        8.1 Survival of Representations and Warranties. All of the representations and warranties by the Company in this Agreement or in any instrument delivered at the Closing pursuant to this Agreement (each as modified by the Company Schedules) as of the date of this Agreement and all the representations and warranties by Parent and Merger Sub in this Agreement or in any instrument delivered at the Closing pursuant to this Agreement shall survive the Merger and shall continue for the periods following the Closing Date set forth in Section 8.2(b). No other representations or warranties shall survive the Merger.

        8.2    Escrow Arrangements

               (a) Escrow Fund. At the Effective Time, the Company's stockholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any stockholder. As soon as practicable after the Effective Time but within five (5) days thereafter, the Escrow Amount, without any act of any stockholder, will be deposited with an institution acceptable to Parent and the Securityholder Agent (as defined in Section 8.2(g) below)) as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and at Parent's cost and expense. The portion of the Escrow Amount contributed on behalf of each stockholder shall be in proportion to the aggregate Parent Common Stock which such holder would otherwise be entitled under Section 1.6. Any shares of Parent Common Stock contributed to the Escrow Fund shall (to the extent feasible at the Effective Time) not be subject to any right of repurchase in favor of the Surviving Corporation. No portion of the Escrow Amount shall be contributed in respect of any Company Options. The Escrow Fund shall be available to compensate the Parent and its affiliates (including the Surviving Corporation) for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses and expenses of investigation and defense incurred by Parent, its officers, directors or affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Company contained herein, or in any certificate, instrument, schedule or document delivered by the Company in connection with this Agreement or the Merger, (ii) any failure by the Company to perform or comply with any covenant contained herein, (iii) the infringement by the business of the Company as currently conducted or by any of the Company Intellectual Property Rights on any proprietary right of any third party, or (iv) for any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements, in the light of the circumstances under which made, not misleading in any documents mailed, delivered or otherwise furnished to the stockholders of the Company in connection with soliciting their consent to this Agreement and the Merger, to the extent prepared by the Company (hereinafter individually a "Loss" and collectively "Losses"). Parent may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in paragraph (d) below) identifying Losses, the aggregate amount of which exceed $50,000, have been delivered to the Escrow Agent as provided in paragraph (d) and either there is no objection thereto or any objection has been resolved in accordance with the provisions of this Article VIII; in such case, Parent may recover from the Escrow Fund any Losses so identified in accordance with the provisions of this
Section 8.2. The Escrow Fund shall be the sole source of damages to Parent arising from any claim hereunder (other than for damages due to fraud or willful misrepresentation). The limitation in the immediately preceding sentence shall not limit the liability of the Company for any breach of any representation, warranty or covenant if the Merger does not close.

               (b) Escrow Period; Distribution upon Termination of Escrow Period. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time on the date that is one year following the Closing Date, both such dates to be certified to the Escrow Agent in an Officer's Certificate (the "Escrow Period") immediately following the Effective Time. Such amount (or some portion thereof) that is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 8.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period as are specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period, may be retained in the Escrow Fund after termination of the Escrow Period. As soon as all such claims have been resolved as evidenced by the written memorandum of the Securityholder Agent and Parent, the Escrow Agent shall deliver to the stockholders the remaining portion of the Escrow Fund that is not required to satisfy such claims. If no Officer's Certificate pertaining to unsatisfied claims is delivered to the Escrow Agent prior to the termination of the Escrow Period, upon termination of the Escrow Period, the Escrow Agent, without further authorization or instruction, shall distribute the remainder of the Escrow Fund to the stockholders in accordance with the provisions of this
Section 8.2(b). Deliveries of Escrow Amounts to the Shareholders pursuant to this Section 8.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund (as set forth in Schedule I delivered to the Escrow Agent immediately upon the formation of the Escrow Fund).

               (c)    Protection of Escrow Fund.

                             (i) The Escrow Agent shall hold and safeguard the
Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                             (ii) Any shares of Parent Common Stock or other
equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be deposited with the Escrow Agent and added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock held in the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

                             (iii) Except as otherwise provided in this Article
VIII, each stockholder shall have all indicia of ownership, including, without limitation, voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock) and rights to receive distributions thereon.

               (d) Claims Upon Escrow Fund.

                             (i) Upon receipt by the Escrow Agent at any time on
or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate") (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses.

                             (ii) For the purposes of determining the number of
shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to Section 8.2(d)(i) hereof, each the share of Parent Common Stock shall be valued at $2.40.

               (e) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after receipt of such Officer's Certificate, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 8.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty
(30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 8.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

               (f) Resolution of Conflicts; Arbitration.

                             (i) In case the Securityholder Agent shall so
object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

                             (ii) If no such agreement can be reached after such
good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the same extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                             (iii) Any such arbitration shall be held in San
Mateo County, California and shall be conducted by, and under the rules then in effect, of the Judicial Arbitration and Mediation Services, Inc. For purposes of this Section 8.2(f), in any arbitration hereunder in which any claim or the amount is at issue, Parent shall be deemed to be the Prevailing Party in the event that the arbitrators award Parent any part of the disputed amount plus any amounts not in dispute; otherwise, the Parent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction; provided, however, that in no event will the Non-Prevailing Party be required to pay any legal fees and costs of the Prevailing Party in an amount in excess of one-third (a) of the disputed amount. The Securityholder Agent may pay such amounts (including without limitation unreimbursed expenses of counsel for the stockholders and Parent, arbitrator fees and administrative costs) by distributing shares of Parent Common Stock from the Escrow Fund with respect to which Parent has not made a claim; provided, however, that no shares of Parent Common Stock may be distributed from the Escrow Fund prior to the termination of the

Escrow Period and such shares may be distributed only to the extent that such shares are not required to satisfy any claim for Losses.

               (g) Securityholder Agent; Power of Attorney.

                             (i) In the event that the Merger is approved by the
stockholders of the Company, effective upon such vote, and without further act of any stockholder, Michael Markbreiter shall be appointed as agent and attorney-in-fact (the "Securityholder Agent") for each stockholder of the Company (except such stockholders, if any, as shall have perfected their appraisal or dissenters' rights under Delaware Law), for and on behalf of stockholders, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the stockholders of the Company from time to time upon prior written notice to Parent and Escrow Agent; provided that the Securityholder Agent may not be removed unless holders of a majority-in-interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the stockholders.

                             (ii) The Securityholder Agent shall not be liable
for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in a manner that is not grossly negligent.

               (h) Actions of the Securityholder Agent. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the stockholders for whom a portion of the Escrow Amount otherwise issuable to them is deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such stockholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each and every such stockholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any stockholder of the Company for any acts done by them in reliance on such decision, act, consent or instruction of the Securityholder Agent.

               (i) Third-Party Claims. In the event Parent becomes aware of a third-party claim, which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Securityholder Agent of such claim, and the Securityholder Agent, as representative for the stockholders, shall be entitled, at the expense of the stockholders, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow

Fund. In the event that the Securityholder Agent has consented to any such settlement and acknowledged that the claim is a valid claim against the Escrow Fund, the Securityholder Agent shall have no power or authority to object under any provision of this Article VIII to the amount of any claim by Parent against the Escrow Fund with respect to such settlement amount.

               (j) Escrow Agent's Duties.

                             (i) The Escrow Agent shall be obligated only for
the performance of such duties as are specifically set forth in this Article VIII, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent and approved by the Escrow Agent, and may rely and shall be protected in relying or refraining from acting on any Officer's Certificate, memorandum, instruction or other instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                             (ii) The Escrow Agent is hereby expressly
authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                             (iii) The Escrow Agent shall not be liable in any
respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                             (iv) The Escrow Agent shall not be liable for the
expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                             (v) In performing any duties under the Agreement,
the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                             (vi) If any controversy arises between the parties
to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage.

                      Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader. The parties jointly and severally agree to immediately pay the Escrow Agent, to the extent not previously reimbursed, such amounts so incurred by the Escrow Agent upon the Escrow Agent's demand therefor, which demand may be made at any time before or after completion of such action of interpleader. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                             (vii) Parent and the Surviving Corporation agree
jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter; provided, however, that in the event the Escrow Agent shall be the Prevailing Party in connection with any claim or action initiated by a stockholder or stockholders, then such stockholder or stockholders shall be responsible for the indemnification of the Escrow Agent to the full extent provided by this paragraph.

                             (viii) The Escrow Agent may resign at any time upon
giving at least thirty (30) days written notice to Parent and the Securityholder Agent; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Parent and the Securityholder Agent shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If Parent and the Securityholder Agent fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. In addition, any company into which the Escrow Agent is merged or with which it is consolidated, or any company to which the Escrow Agent transfers a substantial amount of its Global Escrow business, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the parties, anything herein to the contrary notwithstanding. The successor escrow agent shall deliver notification of such appointment to Parent and Securityholder Agent and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Thereafter, the predecessor escrow agent shall be discharged from any further duties and liability under this Agreement.

               (k) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent in accordance with the fee schedule attached as Schedule 8.2(k). It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned thereby. Parent promises to pay these sums upon demand.

               (l) Consequential Damages. In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

        9.1 Termination. Except as provided in Section 9.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

               (a) by mutual written consent of the Company and Parent;

               (b) by Parent or the Company if: (i) the Effective Time has not occurred by August 15, 1997 (provided that the right to terminate this Agreement under this clause 9.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

               (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent; in either case, the unavailability of which assets or business would have a Material Adverse Effect on Parent or would reasonably be expected to have a Material Adverse Effect on Parent's ability to realize the benefits expected from the Merger;

               (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 7.3(a) or 7.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company within fifteen (15) days through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this Section 9.1(d) unless such breach is not cured within fifteen (15) days (but no cure period shall be required for a breach which by its nature cannot be cured);

               (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in Section 7.2(a) or 7.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Parent or Merger Sub within fifteen (15) days through the exercise of its reasonable best efforts, then for so long as Parent or Merger Sub continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this
Section 9.1(e) unless such breach is not cured within fifteen (15) days (but no cure period shall be required for a breach which by its nature cannot be cured); or

               (f) by Parent, if the Board of Directors of the Company recommends to the stockholders of the Company an acquisition with any Company other than the Parent or a subsidiary of Parent, or if the Board of Directors of the Company shall have withheld, withdrawn or modified in a manner adverse to the Parent its recommendation in favor of adoption and approval of this Agreement and approval of the Merger.

               Where action is taken to terminate this Agreement pursuant to
Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

        9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and, there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or stockholders, provided that the provisions of this Article IX shall remain in full force and effect and survive any termination of this Agreement.

        9.3 Amendment. Except as is otherwise required by applicable law, prior to the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent and by the Company. Except as is otherwise required by applicable law, after the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent and by Kingdon Capital or by all of the stockholders in the case of an amendment to
Article VIII.

        9.4 Extension; Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        9.5 Company Payments. If (x) the Board of the Directors of the Company shall have withheld, withdrawn or modified in a manner adverse to Parent its recommendation in favor of adoption and approval of this Agreement and approval of the Merger or (y) the Board of Directors of the Company recommends an Acquisition Proposal (including a Superior Proposal) with any company other than Parent or a subsidiary thereof or (z) the stockholders of the Company fail to approve this Agreement and the Merger, the Company shall pay Parent an amount equal to $600,000 within one business day following the earlier to occur of (A) termination of this Agreement pursuant to Section 9.1 hereof and (B) the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or any adjournment thereof of the Company.

                                    ARTICLE X

                               GENERAL PROVISIONS

        10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by a nationally recognized commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)    if to Parent or Merger Sub, to:

                      Sanctuary Woods Multimedia Corporation
                      1825 South Grant Street
                      San Mateo, CA  94402
                      Attention: Charlotte J. Walker
                      Telephone No.:  (415) 286-6000
                      Facsimile No.:  (415) 286-6010
                      with a copy to:

                      Wilson, Sonsini, Goodrich & Rosati, P.C.
                      650 Page Mill Road
                      Palo Alto, California 94304
                      Attention:  Alisande M. Rozynko
                      Telephone No.:  (415) 493-9300
                      Facsimile No.:  (415) 493-6811

               (b)    if to the Company, to:

                      Theatrix Interactive, Incorporated
                      1250 45th Street
                      Emeryville, CA  94608
                      Attention: Robert T. Wall
                      Telephone No.:  (510) 658-2800
                      Facsimile No.:  (510) 658-2828

                      with a copy to:

                      Gunderson Dettmer Stough Villeneuve Franklin &
                         Hachigian, LLP
                      155 Constitution Drive
                      Menlo Park, California 94025
                      Attention:  Steven M. Spurlock
                      Telephone No.:  (415) 321-2400
                      Facsimile No.:  (415) 321-2800

               (c)    if to the Securityholder Agent:

                      Mark Kingdon
                      Kingdon Capital
                      152 West 57th Street
                      New York, New York 10019

               (d)    if to the Escrow Agent:

                      First Trust of California, National Association Global Escrow Depository Services #SANF 0527 One California Street, 4th Floor
                      San Francisco, California 94111
                      Attention:  Barbara Wise
                      Telephone No.:  (415) 273-4530
                      Facsimile No.:  (415) 273-4593

        10.2 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, however, that Parent shall pay at the Closing (i) the reasonable fees, not to exceed $75,000, of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to the Company, and shall reimburse the reasonable out of pocket expenses of such counsel incurred in connection with the transactions contemplated by this Agreement, and (ii) the investment banking fees of Montgomery Securities of $200,000 plus a warrant to purchase 100,000 shares of Parent Common Stock at an exercise price of $3.00 per share on terms mutually acceptable to Parent and Montgomery Securities.

        10.3 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        10.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        10.5 Entire Agreement; Assignment. This Agreement, the schedules and exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

        10.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        10.7 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

        10.9 Rules of Construction. The Company and Parent hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        10.10 Specific Performance. The parties hereto agree that irreparable damage will occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Securityholder Agent, and the Escrow Agent have caused this Agreement to be signed as of the date first written above.

THEATRIX INTERACTIVE,                   SANCTUARY WOODS MULTIMEDIA
 INCORPORATED                            CORPORATION


By:/s/ ROBERT T. WALL                   By:
   ----------------------------------      -------------------------------------
   Robert T. Wall                          Charlotte J. Walker
   President and Chief                     President and Chief Executive Officer
     Executive Officer

SECURITYHOLDER AGENT:                   TEACHER ACQUISITION
(as to the provisions of                CORPORATION
 Article VIII only)

By:                                     By:
   ----------------------------------      -------------------------------------
   Name:                                   Charlotte J. Walker
   Title:                                  President and Chief Executive Officer


ESCROW AGENT
(as to the provisions of
 Article VIII only)

First Trust of California


By:
   ----------------------------------
   Barbara L. Wise
   Vice President

        IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Securityholder Agent, and the Escrow Agent have caused this Agreement to be signed as of the date first written above.

THEATRIX INTERACTIVE,                   SANCTUARY WOODS MULTIMEDIA
 INCORPORATED                            CORPORATION


By:                                     By:/s/ CHARLOTTE J. WALKER
   ----------------------------------      -------------------------------------
   Robert T. Wall                          Charlotte J. Walker
   President and Chief                     President and Chief Executive Officer
     Executive Officer


SECURITYHOLDER AGENT:                   TEACHER ACQUISITION
(as to the provisions of                CORPORATION
 Article VIII only)

By:                                     By:/s/ CHARLOTTE J. WALKER
   ----------------------------------      -------------------------------------
   Name:                                   Charlotte J. Walker
   Title:                                  President and Chief Executive Officer


ESCROW AGENT
(as to the provisions of
 Article VIII only)

First Trust of California


By:
   ----------------------------------
   Barbara L. Wise
   Vice President

        IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Securityholder Agent, and the Escrow Agent have caused this Agreement to be signed as of the date first written above.

THEATRIX INTERACTIVE,                   SANCTUARY WOODS MULTIMEDIA
 INCORPORATED                            CORPORATION


By:                                     By:
   ----------------------------------      -------------------------------------
   Robert T. Wall                          Charlotte J. Walker
   President and Chief                     President and Chief Executive Officer
     Executive Officer

SECURITYHOLDER AGENT:                   TEACHER ACQUISITION
(as to the provisions of                CORPORATION
 Article VIII only)

By:/s/ MARK KIAMDON                     By:
   ----------------------------------      -------------------------------------
   Name: Mark Kiamdon                      Charlotte J. Walker
   Title:                                  President and Chief Executive Officer


ESCROW AGENT
(as to the provisions of
 Article VIII only)

First Trust of California


By:
   ----------------------------------
   Barbara L. Wise
   Vice President

      IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Securityholder Agent, and the Escrow Agent have caused this Agreement to be signed as of the date first written above.

THEATRIX INTERACTIVE,                   SANCTUARY WOODS MULTIMEDIA
 INCORPORATED                            CORPORATION


By:                                     By:
   ----------------------------------      -------------------------------------
   Robert T. Wall                          Charlotte J. Walker
   President and Chief                     President and Chief Executive Officer
     Executive Officer

SECURITYHOLDER AGENT:                   TEACHER ACQUISITION
(as to the provisions of                CORPORATION
 Article VIII only)

By:/s/                                  By:
   ----------------------------------      -------------------------------------
   Name:                                   Charlotte J. Walker
   Title:                                  President and Chief Executive Officer


ESCROW AGENT
(as to the provisions of
 Article VIII only)

First Trust of California


By:/s/ BARBARA L. WISE
   ----------------------------------
   Barbara L. Wise
   Vice President

                                                                     EXHIBIT A


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

                                                             Warrant to Purchase
                                                                  500,000 Shares
                                                                 of Common Stock
                                                               Dated _____, 1997

                        WARRANT TO PURCHASE COMMON STOCK

                                       of

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

                          Void after September 18, 1999

      This certifies that, for value received, Kingdon Capital or its registered assigns ("Holder") is entitled, subject to the terms set forth below, to purchase from SANCTUARY WOODS MULTIMEDIA CORPORATION (the "Company"), a Delaware corporation, (500,000) shares of the Common Stock of the Company, as constituted on the date hereof (the "Warrant Issue Date"), upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below.

      1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m., Pacific Standard Time, on September 18, 1999 (the "Term"), and shall be void thereafter.

      2. Exercise Price. The Exercise Price at which this Warrant may be exercised shall be US$3.00 per share of Common Stock as adjusted from time to time pursuant to Section 10 hereof (the "Exercise Price").

      3. Exercise of Warrant.

            (a) This Warrant is exercisable by the Holder in whole or in part, but not for less than one hundred thousand (100,000) shares at a time (or if the maximum number of shares purchasable upon exercise of this Warrant is less than 100,000, this Warrant shall be exercisable for such lesser number of shares which may then constitute the maximum number purchasable), at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, or (iii) by a combination of (i) and (ii), of the Exercise Price multiplied by the number of shares being purchased.

            (b) If at any time during the term of this Warrant the Company recognizes combined net revenues ("Combined Net Revenues") in any four consecutive quarters of U.S. $10,000,000 or more, the Holder of this Warrant shall immediately exercise this Warrant for one-half of the total shares of Common Stock which, upon the issuance of this Warrant, the Holder is entitled to purchase hereunder, or, if this Warrant is exercisable for less than one-half of such total, then the Holder of this Warrant shall exercise this Warrant for 100% of the shares the Holder is entitled to purchase hereunder. For purposes of this
Section 3(b), Combined Net Revenues shall consist of revenues recognized from the sale or licensing of software products of the Company or any affiliate of the Company. Notwithstanding the foregoing, 80% of Combined Net Revenues shall consist of revenues recognized from the sale or licensing of software products developed by the Company or any affiliate of the Company ("Internally Developed"). Software products licensed by the Company or any affiliate of the Company from a third party (a "Software License") or acquired by the Company or any affiliate of the Company through a merger, purchase of assets, consolidation or similar transaction (a "Software Acquisition") shall be deemed to be Internally Developed six months from the date of such Software License or Software Acquisition. For the purposes of this Section 3(b), the software products acquired from Virgin Sound and Vision pursuant to the Distribution Agreement between the Company and Virgin Sound and Vision dated March 25, 1997, shall be deemed to be Internally Produced six months from the date of such Distribution Agreement.

            (c) The Holder of this Warrant will be required to immediately exercise this Warrant in full if the last sale price of the Common Stock of the Company as reported on the over-the-counter market or electronic bulletin board or on any national exchange or market on which the Common Stock of the Company is then traded exceeds US$9.00 for a period of 21 trading days in any 40 consecutive trading days.

            (d) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the remaining number of shares for which this Warrant may then be exercised.

      4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional share shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

      5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

      6. Rights of Stockholders. Subject to Sections 8 and 10 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof (the "Warrant Shares") shall have been issued, as provided herein.

      7. Compliance with Securities Laws. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company).

            (a) The Holder of this Warrant, by acceptance thereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of any federal securities laws, including without limitation the Securities Act of 1933, as amended (the "Act"), any state securities laws or any applicable securities law of foreign jurisdictions, or any rules or regulations promulgated thereunder. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

            (b) Without in any way limiting the representations set forth in (a) above, the Holder further agrees not to make any disposition of all or any portion of this Warrant or any Warrant Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 7, and:

                  (i) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Act.

            (c) This Warrant and all shares issuable hereunder shall bear the following legends:

                  (i) "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT."

                  (ii) Any legend required by applicable state law.

      8. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to provide sufficient reserves of shares of the Common Stock issuable upon the exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens, and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

      9. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

      10. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

            (a) Reclassification, etc. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 10.

            (b) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased and the number of securities issuable upon exercise proportionately increased in the case of a split or subdivision or the Exercise Price of such securities shall be proportionately increased and the number of securities issuable upon exercise proportionately decreased in the case of a combination. If any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (ii) a sale or transfer of substantially all of the Company's assets to any other person, then, as a part of such merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such merger, consolidation sale or transfer which a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 10; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of (i) the number of shares the Holder is entitled to purchase, and (ii) the Exercise Price) shall thereafter be applicable, as nearly as possible, in relation to any shares of Common Stock or other securities or other property thereafter deliverable upon the exercise of this Warrant.

      (c) Adjustments for Dividends in Stock or Other Securities or Property. If, while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible Stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon the exercise of this Warrant, and without payment of any additional consideration thereof, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 10.

      (d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 10, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such holder, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

            (e) No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 10 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against impairment.

      11. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of and be binding upon the Company and Holder and their respective permitted successors and assigns.

      12. Attorneys' Fees. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

      13. Governing Law. This Warrant shall be governed by the laws of the State of California.

      14. Notices. All notices required under this Warrant and shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail to either party hereto at the address set forth below or at such other address as either party may designate by notice pursuant to this Section 14.

      If to the Company:            Sanctuary Woods Multimedia Corporation
                                    1825 South Grant Street
                                    San Mateo, CA  94402
                                    Attn:  President

      with a copy to:               Wilson Sonsini Goodrich & Rosati
                                    650 Page Mill Road
                                    Palo Alto, CA  94304
                                    Attn:  Judith O'Brien

      If to the Holder:             Kingdon Capital
                                    Address
                                    Attn: Michael Markbreiter

      15. Captions. The Section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

IN WITNESS HEREOF, SANCTUARY WOODS MULTIMEDIA CORPORATION has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: ____________________, 1997


                                          SANCTUARY WOODS MULTIMEDIA
                                          CORPORATION


                                          By:___________________________________

                               NOTICE OF EXERCISE

To:  SANCTUARY WOODS MULTIMEDIA CORPORATION

      (1)   The undersigned hereby elects to:

            Purchase __________ shares of Common Stock of SANCTUARY WOODS MULTIMEDIA CORPORATION, pursuant to the terms of the attached Warrant and tenders herewith payment of the purchase price for such shares in full;

      (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell, or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of any federal securities laws, including without limitation the Securities Act of 1933, as amended, any state securities laws or any applicable securities laws of foreign jurisdictions, including without limitation, British Columbia, Canada, or any rules or regulations promulgated thereunder.

                                          Kingdon Capital


_________________________                 By:___________________________________
[Date]

                                          Title:________________________________

                                   EXHIBIT B

                             CERTIFICATE OF MERGER
                                       OF
                        TEACHER ACQUISITION CORPORATION
                                      INTO
                       THEATRIX INTERACTIVE, INCORPORATED

                       (UNDER SECTION 252 OF THE GENERAL
                   CORPORATION LAW OF THE STATE OF DELAWARE)

THEATRIX INTERACTIVE, INCORPORATED HEREBY CERTIFIES THAT:

     (1) The name and state of incorporation of each of the constituent corporations are:
          (a)  Theatrix Interactive, Incorporated, a Delaware corporation, and
          (b)  Teacher Acquisition Corporation, a Delaware corporation.

     (2) An agreement of merger has been approved, adopted, certified, executed and acknowledged by Theatrix Interactive, Incorporated and by Teacher Acquisition Corporation in accordance with the provisions of subsection (c) of
Section 252 of the General Corporation Law of the State of Delaware.

     (3) The name of the surviving corporation is Theatrix Interactive, Incorporated.

     (4) The Certificate of Incorporation of Theatrix Interactive, Incorporated shall be the Certificate of Incorporation of the surviving corporation.

     (5)  The surviving corporation is a corporation of the State of Delaware.

     (6) The executed agreement of merger is on file at the principal place of business of Theatrix Interactive, Incorporated at 1825 S. Grant Street, San Mateo, CA 94402.

     (7) A copy of the agreement of merger will be furnished by Theatrix Interactive, Incorporated on request and without cost, to any stockholder of Theatrix Interactive, Incorporated or Teacher Acquisition Corporation.

     (8)  The authorized capital stock of Theatrix Interactive, Incorporated
is         shares or Common Stock, $       par value.
   -------                          ------

        IN WITNESS WHEREOF, Theatrix Interactive, Incorporated has caused this certificate to be signed by Teacher Acquisition Corporation, its authorized
officers, on the      day of          , 1997.
                 ----        ---------

Teacher Acquisition Corporation         Theatrix Interactive, Incorporated


-------------------------------         -----------------------------------
BY: Charlotte J. Walker                 BY: Robert T. Wall

TITLE: President                        TITLE: President

                                   EXHIBIT C

                       EMPLOYMENT CONTINUATION AGREEMENT

        This Employment Continuation Agreement ("Agreement") between Joyce Hakansson (the "Executive") and Sanctuary Woods Multimedia Corporation (the
"Company") is entered into as of                 , 1997.
                                 ----------------

        WHEREAS, the Executive and Berkeley Learning Technologies, Inc. ("Berkeley") entered into a "Founder Employment Agreement" (the "Berkeley Agreement") as of December 15, 1994;

        WHEREAS, Berkeley was a predecessor corporation of Theatrix Interactive, Incorporated ("Theatrix");

        WHEREAS, Theatrix and the Company have entered into an Agreement and Plan of Reorganization (the "Merger") pursuant to which Theatrix shall become a wholly-owned subsidiary of the Company;

        WHEREAS, upon the consummation of the Merger (the "Closing"), the Company wishes to retain the Executive as an employee on terms and conditions comparable to those set forth in the Berkeley Agreement, and the Executive wishes to provide services to the Company on such terms and conditions;

        NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements hereinbelow, the parties agree as follows:

        1. Continuation of Berkeley Agreement. The Company shall employ the Executive and the Executive shall render services to the Company on the terms and conditions set forth in Sections 1, 2, 4, 6 and 7 of the Berkeley Agreement, which agreement is attached hereto as Exhibit A and which sections thereof are incorporated herein by this reference.

        2. Termination of Berkeley Agreement. Sections 3 and 5 of the Berkeley Agreement are hereby terminated in their entirety and shall have no further force and effect.

        3. Compensation. The Company shall pay the Executive as compensation for her services a base salary at the annualized rate of $180,000, along with such performance bonus amounts as the Board of Directors of the Company (the "Board") shall authorize, in its discretion, from time to time. Such salary shall be paid periodically in accordance with normal Company payroll practices.

        4. Negotiation of New Employment Contract. The Company and Executive agree to negotiate in good faith a new employment contract to be entered into by the Company and the Executive within sixty (60) days after the date of the Agreement and Plan of Reorganization between the Company, Teacher Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company and Theatrix Interactive, Inc., a Delaware corporation, in form and substance mutually acceptable to parties thereto.

        IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


COMPANY:                SANCTUARY WOODS MULTIMEDIA CORPORATION


                        By:___________________________________

                        Title:________________________________

EXECUTIVE:              ______________________________________
                        Joyce Hakansson

DATE:_________________

                                   EXHIBIT D

List of "Company Products" for purposes of Section 1.7(a)(iii):

AMAZON (A.K.A. CUBE HEADS)
As described in Offering Memorandum.

BIG SCIENCE COMICS
Released Theatrix title.

BUILD-A-BOOK WITH ROBERTO
Released Theatrix title.

BUMPTZ SCIENCE CARNIVAL
Released Theatrix title.

BURBANK
As described in Offering Memorandum.

CONCEPT X
An activity-based program in the subject area of history. Could fit into Heads series or other formats.

DAVE'S
A tool, probably Web-intensive, that conceptually mixes aspects of Gotham and Hollywood and allows kids to program characters and place them in various situations.

FLATBUSH
As described in Offering Memorandum.

GOTHAM
As described in Offering Memorandum.

HOLLYWOOD
Released Theatrix title.

HOLLYWOOD HIGH
Released Theatrix title.

HOLLYWOOD DELUXE
As described in Offering Memorandum.

JUILLIARD MUSIC ADVENTURE
Released Theatrix title.

MATH HEALTH
Released Theatrix title.

SEATTLE
As described in Offering Memorandum.

SNOOTZ MATH TREK
Released Theatrix title.

VEGAS (A.K.A. WORD HEADS)
As described in Offering Memorandum.

DERIVATIVES OF THEATRIX TITLES/PROJECTS
Any derivatives, upgrades, revisions, extensions, or sequels of Theatrix titles, series, or in-process projects listed above.

                                SCHEDULE 8.2(k)

                FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION            Esc-4
                       GLOBAL ESCROW DEPOSITORY SERVICES
                                  FEE SCHEDULE
                        FOR HOLDING (DEPOSITORY) ESCROWS

I.  ACCEPTANCE FEE:

Covers the escrow agent's examination of governing instruments and all supporting documentation as well as set up of required records and accounts. Payable at opening.

Consideration                                                               Fees
$0 - 499,999                                                                $500
$500,000 - 999,999                                                        $1,000
$1.0 - 2.49 million                                                       $2,000
$2.5 - 4.9 million                                                        $3,000
$5.0 - 9.99 million                                                       $4,000
$10 million and above                                                     $5,000
                                                           Plus $0.10 per $1,000
                                                                over $10 million

II.  ANNUAL ADMINISTRATION FEE:                                           $1,000

Covers ordinary escrow agent services, such as maintenance of records, examination of notices to determine compliance with the governing instrument, and preparation and distribution of accounting statements. Payable annually in advance.

III.  INSTRUMENT PROCESSING FEES:

First Bank System Investments                                          No Charge
Outside Investments                               50 Basis Pts. of Income earned
                                                                  (minimum $250)

IV.  ACTIVITY FEES:

Deposits and/or Disbursements (per transaction)                              $20
Wire transfers (incoming or outgoing)                                        $25
(Note:  Deposits & Disbursement charges are waived
        if utilizing wire transfers)
Off-site Closing (CA)                                                       $500
Out-of-State Closing                                                     At Cost

V.  OUT-OF-POCKET EXPENSES                                        Billed at Cost

Expenses including but not limited to stationery, postage, telephone, insurance, shipping, Telex/Telegram, services of outside counsel and agents. (Plus indirect out-of-pocket at 3% of annual administration fees.)

VI.  EXTRAORDINARY SERVICES AND EXPENSES:

Charges for performing other escrow services not specifically covered in this schedule will be determined by an appraisal of the services rendered.

             All Escrow Fees are Non-Proratable and Non-Refundable
 The fees shown in this schedule may be increased upon thirty (30) days notice.

                                                                       June 1996